EXHIBIT 23.2







                         CONSENT OF INDEPENDENT AUDITORS
                         -------------------------------


We consent to the incorporation by reference in the report on Form S-8 of VTEL Corporation of our report dated March 13, 1996 with respect to the consolidated financial statements of Compression Labs, Inc. as of December 31, 1995 and 1994, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the two year period ended December 31, 1995, which report is included in the Annual Report on Form 10-K of VTEL Corporation.



                                                     /s/ KPMG Peat Marwick LLP
                                                     ---------------------------
San Jose, California
January 14, 1998




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